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                                                                   Exhibit 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Hercules Incorporated of our report dated October 19, 2001 relating to the financial statements of Hercules Chemicals (Taiwan) Co., Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Taipei, Taiwan, Republic of China
October 29, 2001